SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

[ X ] Filed by the registrant

[   ] Filed by a party other than the registrant


Check the appropriate box:

[   ] Preliminary Proxy Statement

[   ] Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2))

[ X ] Definitive Proxy Statement

[   ] Definitive Additional Materials

[   ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                               BALCHEM CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                        [LETTERHEAD-BALCHEM CORPORATION]
                      B A L C H E M  C O R P O R A T I O N

--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 19, 1998

--------------------------------------------------------------------------------

         TO OUR STOCKHOLDERS:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of BALCHEM CORPORATION will be held in the Board of Governors Room, 13th floor, the American Stock Exchange, 86 Trinity Place, New York, New York, on Friday, June 19, 1998 at 11:00 a.m. for the following purposes:

               1. To elect two Class 1 directors of the Board of Directors to serve until the annual meeting in 2001 and until their respective successors have been duly elected and qualified.

               2. To consider and take action upon the approval and adoption of amendments to the Incentive Stock Option Plan as set forth herein.

               3. To consider and take action upon the approval and adoption of amendments to the Stock Option Plan for Directors as set forth herein.

               4. To ratify the revised 401(k) plan for employees of the Corporation, as set forth herein.

               5. To ratify the appointment by the Corporation's Board of Directors of KPMG Peat Marwick LLP as independent auditors of the Corporation for its fiscal year ending December 31, 1998.

               6. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Information with respect to the above matters is set forth in the Proxy Statement which accompanies this Notice.

         Only stockholders of record at the close of business on April 20, 1998 are entitled to notice of and to vote at the meeting or any adjournment thereof.

         We hope that all our stockholders who can conveniently do so will attend the meeting. Stockholders who do not expect to be able to attend the meeting are requested to fill in, date and sign the enclosed proxy and promptly return the same in the enclosed addressed envelope which requires no postage and is intended for your convenience. Stockholders who are present at the meeting may withdraw their proxies and vote in person, if they so desire.

                                              BY ORDER OF THE BOARD OF DIRECTORS

                                              /s/Wallace J. Borker
                                              --------------------
                                              Wallace J. Borker
                                              Secretary

Dated: April 22, 1998

P.O. Box 175 - Slate Hil, New York 10973 - 914.344.5300 - Fax: 914.355.6314 -
                                                          balchem@warwick.net

                               BALCHEM CORPORATION
                                  P.O. BOX 175
                           SLATE HILL, NEW YORK 10973

--------------------------------------------------------------------------------
           PROXY STATEMENT FOR THE 1998 ANNUAL MEETING OF STOCKHOLDERS

--------------------------------------------------------------------------------

Solicitation and Revocation of Proxies

     The solicitation of the enclosed proxy is made by the Board of Directors of Balchem Corporation (the "Company") of the holders of shares of Common Stock of the Company in connection with the Annual Meeting of Stockholders to be held on Friday, June 19, 1998.

     The Company has authorized two classes of stock: 2,000,000 shares of Preferred Stock, $25 par value, of which no shares have been issued, and 10,000,000 shares of Common Stock, par value $.06-2/3 per share. On April 20,1998, the record date for determination of stockholders entitled to vote at the meeting, there were 3,202,547 shares of Common Stock outstanding and entitled to be voted at the meeting and each of these shares is entitled to one vote.

     Unless otherwise specified in the proxy, a proxy solicited by the Board of Directors will be voted for the two nominees set forth herein and for the approval of items 2 and 3 and ratification of items 4 and 5. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to a vote of the stockholders. If a broker indicates on the proxy card that it does not have discretionary authority to vote certain shares on a particular matter, those shares will not be considered as voted for the purpose of determining the approval of such matter. Any stockholder who has given a proxy has the power to revoke it any time before the proxy is voted.

     The Company's address is P.O. Box 175, Slate Hill, New York 10973 and its telephone number is (914) 355-5300. The Proxy Statement and the enclosed form of Proxy are being mailed to the Company's stockholders on or about April 28, 1998.

                              ELECTION OF DIRECTORS

     The Company's by-laws provide for a staggered term Board of Directors by the classification of the Board of Directors into three classes (Class 1, Class 2 and Class 3). The term of the three Class 1 directors will expire at the annual meeting of stockholders to be held in 1998. The number of Class 1 directors has been reduced by by-law amendment to two because Paul F. Mosher, a Class 1 director, has announced he does not desire to serve another term when his term expires on June 19, 1998. The other directors will remain in office until their terms expire.

     Carl R. Pacifico and Dino A. Rossi will be nominees for election as Class 1 directors. If elected, Messrs. Pacifico and Rossi will serve until the annual meeting of stockholders in 2001 and until their respective successors have been duly elected and qualified. It is intended that the accompanying proxy will be voted for election of said nominees. The nominees have indicated that they are willing to serve as directors if elected. If for any reason one or more of such nominees becomes unavailable for election, the proxies may be voted for a substitute nominee(s) designated by the management of the Company. Management has no reason to expect that any nominee will fail to be a candidate at the meeting and, accordingly, has not contemplated any substitute.

                        DIRECTORS AND EXECUTIVE OFFICERS

     The following persons, present directors of the Company whose terms expire in June 1998, have been nominated by the Board of Directors.

Class 1 Director Whose Term Expires in 2001

     CARL R. PACIFICO, 76, has been an independent consultant in general management. He has served as a director of the Company since 1967.

     DINO A. ROSSI, 43, President and Chief Executive Officer since October 1997; Vice President and Chief Financial Officer of the Company since April 1, 1996; Treasurer since June 21, 1996; January 1994-March 1996, Vice President, Finance and Administration; Norit Americas Inc., 1987-1993, Vice President, Finance and Administration, Oakite Products Inc.

     The following directors will continue in office:

Class 3 Directors Whose Terms Expire in 1999

     JOHN E. BEEBE, 75, is retired. He was Chairman Emeritus of Scott Macon, Ltd. from August 1990 to June 1991; prior to August 1990 he had been Chairman of Scott Macon Ltd. from September 1, 1985. Mr. Beebe has been a director of the Company since 1986.

     FRANCIS X. McDERMOTT, 64, is retired. He was President of the Specialty Chemicals Group, Merck & Co., Inc. from 1985 through 1992. He has been a director of the Company since 1992.

     LEONARD J. ZWEIFLER, 69, is a dentist and Senior Partner of Kings Dental Group, and has been a director of the Company since 1969.

Class 2 Directors Whose Terms Expires in 2000

     DONALD E. ALGUIRE, 70, has been a management, financial and technical consultant d/b/a Alguire Associates since October 1, 1987. He has been a director of the Company since 1988. He was formerly President of Griffith Microsciences.

     ISRAEL SHEINBERG, 65, is an independent management and technical consultant d/b/a as Sheinberg Associates since 1990. He has been a director of the Company since July 1991. He was formerly executive vice president of Recognition Equipment, Inc.

     KENNETH P. MITCHELL, 58, is retired. He was Chief Executive Officer of Oakite Products Inc. from 1986 to 1993. He has been a director of the Company since 1993. In February 1997, he became a director of Tetra Technologies, Inc., a specialty chemical company selling products and services in the oil and gas markets.

Executive Officers Other than Directors

     GEORGE A. VAIL, 65, Vice President-Manufacturing of the Company since 1988.

Board Meetings

     There were six meetings of the Board of Directors in 1998. With one exception, all of the directors attended all six meetings. One director attended five meetings.

Committees

     The Board of Directors  has  established  the following  committees:  Audit
Committee: Messrs. Pacifico, Beebe and Alguire; Compensation Committee: Messrs. Mitchell, Sheinberg and Mosher; Finance Committee: Messrs. Beebe, Mitchell and Dr. Zweifler; International Committee: Messrs. Sheinberg, McDermott and Mosher; Planning/Succession Committee: Messrs. McDermott, Pacifico and Mosher; and the Stockholder Committee: Dr. Zweifler and Messrs. Beebe and Alguire. Mr. Rossi is an ex-officio member of all committees.

     The Audit Committee is responsible for matters related to the choice of auditors and auditing questions.

     The Compensation Committee is responsible for compensation policies and incentive plans.

     The Finance Committee monitors the Company's financial condition and provides guidance as to external financing.

     The International Committee is concerned with the Company's international programs.

     The Planning/Succession Committee is concerned with the Company long range strategic plan and membership on the Company's Board.

     The Stockholder Committee is concerned with the relations between the Company and its stockholders:

     In 1997, each of the committees other than the compensation and audit committees had one meeting. The compensation committee met five times. The audit committee met twice.

Compliance With Section 16(a) Of The Exchange Act.

     Based solely upon a review of filings with the Company under Rule 16a-3(d), no director or officer failed to file as required by said rule on a timely basis.

Compensation of Executive Officers

     The following Table sets forth information concerning the earned compensation for services to the Company during the fiscal years ended December 31, 1997, 1996 and 1995 for the former President of the Company (whose employment terminated in October, 1997) and the current President of the Company who was formerly Vice President and Chief Financial Officer, being the only executive officers whose total cash compensation with respect to the respective periods of such service exceeded $100,000:

                                                 SUMMARY COMPENSATION TABLE

                                                        Annual Compensation                        Long Term Compensation
                                                        -------------------                        ----------------------
                                                           Contingent
                                                           Payment and       Other Annual                       Deferred
           Name                               Salary     Director's Fees    Compensation1          Options    Compensation
Present
CEO2       Dino A. Rossi          1997       $123,235         $31,500         $  5,983             50,000        $      0

Former
CEO        Raymond Reber          1997       $129,921         $42,000         $ 38,635                           $260,000(3)

EVP        Raymond Reber          1996       $120,000         $56,950         $  4,502              3,500        $  7,437

VP         Dino A. Rossi          1996       $110,000         $26,000          $27,570              4,000        $      0

EVP        Raymond Reber          1995       $ 88,000         $48,751         $  3,223              2,000        $  2,292

-----------
1 Includes Social Security paid by Company, personal auto use, Company's portion of 401(k) contributions and moving expenses.

2 Dino A. Rossi entered into a three year employment agreement with the Company as of October 3, 1997. Under the agreement he is currently entitled to an annual salary of $150,000, which is subject to annual review by the Board of Directors. Mr. Rossi is also eligible, at the discretion of the Compensation Committee, to receive a performance bonus for each of the years ending December 31, 1998, 1999 and 2000.

3 Effective October 3, 1997, the Company entered into a separation agreement with Mr. Reber, the former CEO.of the Company. The terms of the agreement require the Company to continue to pay to Mr. Reber his annual salary of $130,000 for a period of eighteen months. In addition, the Company and Mr. Reber entered into a non-compete agreement whereby the Company will pay Mr. Reber $40,000 per year, subject to the terms and conditions of the non-compete agreement, for a period of three years commencing April 1, 1999 and ending February 28, 2002.

                                                   OPTION GRANTS IN 1997

                                  Options        Percentage of      Amount
           Name                   Granted        Total Granted    Exercisable       Exercise Date          Expiration Date
           ----                   -------        -------------    -----------       -------------          ---------------
Present
CEO        Dino A. Rossi          50,000              69%           20,000            Immediately          October 3, 2007
                                                                    20,000        October 3, 1998          October 3, 2007
                                                                    10,000        October 3, 1999          October 3, 2007

                                                 OPTIONS EXERCISED IN 1997

                                                                                                                 Value of in
                                                                                      Unexercised Options         the money
              Name                      Shares Acquired         Value Realized(1)       at end of 1997            options(1)
              ----                      ---------------         -----------------       --------------            ----------
Former
CEO        Raymond Reber                  3,500                $   31,938                      0
                                          2,000                $   16,500
                                         22,500                $  291,488


Present
CEO        Dino A. Rossi                    400                $    3,498                 53,600                  $  107,242

                                         28,400                $  343,423

----------
1  Excess of market price at December 31, 1997 of $ 17.625 over exercise price.

                          Directors' Fees and Expenses

     In 1997, each Director of the Company received a fixed payment of $3,000, payable in bi-monthly installments, and $1,000 for his attendance at each Board of Directors meeting, as his retainer, and travel expenses for attending such meetings.

Pension Plan and Certain Other Benefits

     The Company has a money purchase plan which covers substantially all employees. Pension plan contributions for 1997, 1996 and 1995 were approximately $149,000, $283,000 and $138,000 respectively. The Company contributed to said pension plan yearly 3.55% of the annual W-2 reported salary for Mr. Reber and Mr. Rossi. On retirement or termination of employment, Mr. Reber and Mr. Rossi are entitled to a lump-sum distribution of all vested monies and interest accrued to their respective accounts.

     As of January 1, 1987, the Company adopted a 401(k) savings plan which covers substantially all employees. The Company's 1997 savings plan contribution was approximately $95,000

     Effective January 1, 1998, the Company terminated its money purchase pension plan and amended its 401(k) savings plan. Assets of the terminated money purchase pension plan were merged into an enhanced 401(k)/profit sharing plan.

Options and Warrants

     In 1994, Registrant adopted an incentive stock option plan (the "ISO Plan"), since amended, which was approved by the stockholders at Registrant's 1994 Annual Meeting which provides for the granting of incentive stock options, as defined under current tax laws, to officers and key employees. The stock options are exercisable at a price equal to the market value of the stock on the date of grant. For the purpose of the plan, 187,500 shares of common stock were reserved for future grant. Options may be exercised over a period of one to ten years. The plan terminates in June, 1999, five years from the date of stockholder approval.

     In 1994, Registrant adopted a Stock Option Plan for directors of Registrant, amended in 1996, which was originally approved by the stockholders at Registrant's 1994 Annual Meeting, which provides for granting stock options to directors and directors emeriti of Registrant. The stock options are exercisable at a price equal to the market value of the stock at the close of business on the annual date of grant, which is December 31 of each year during the life of the plan. The options are exercisable over a ten-year period from the date of grant, provided at the time of exercise the optionee is still a director or director emeritus, unless the optionee dies while a director or director emeritus, in which case his legal representatives have ninety days or until the option would otherwise expire in which to exercise the option. The plan terminates in June, 1999, five years from the date of stockholder approval. 52,500 shares of the common stock were reserved for exercise under this plan.

     In 1997, Registrant adopted an amendment to Section 5 (Grant of Options) of the 1994 Stock Option Plan for Directors as follows: On each December 31, commencing with December 31, 1997 each director and director emeritus (`Optionee") shall be granted options under the Plan to purchase that number of shares of Common Stock which is equal to the maximum number of shares for which options were granted in 1996, namely, 1,059, multiplied by the quotient obtained by dividing (i) the net earnings of the Corporation for the year then ended by
(ii) the net earnings after taxes of the Corporation for 1996, computed to the nearest whole number of shares. The option exercise price (the "Price") shall be the reported closing price per share of the Common Stock on the last trading date of the year in which such December 31 falls. In 1997, 1,523 options to purchase shares at the exercise price of $17.63 per share were granted to each director and director emeritus

A cumulative summary of director stock options outstanding for 1997 is as follows:

                                                   # of            Weighted Average
                1997                              Shares            Exercise Price
                ----                              ------            --------------
Outstanding at beginning of year                   46,079              $   6.53
Granted                                            15,230              $  17.63
Terminated or expired                                  --                    --
                                                   ------
Outstanding at end of year                         61,309              $   9.29
                                                   ------

Exercisable at end of year                         61,309              $   9.29

     Security Ownership of Certain Beneficial Owners and of Management

     The following tables set forth the indicated information as of March 1, 1998 as to each person who is known to the Company to be the beneficial owner of more than five percent of any class of the Company's voting securities, and as to each director or nominee and all present directors and officers as a group:

                                            Name and Address               Amount and Nature               Percent of
       Title of Class 1                    of Beneficial Owner           of Beneficial Ownership              Class
       ----------------                    -------------------           -----------------------              -----
Company's Common Stock                   A. Harry Wallenstein
                                         85 Bay 40th Street
                                         Brooklyn, NY 11214                      233,000                       6.9%

Company's Common Stock                   Leonard J. Zweifler
                                         150 East 69th Street
                                         New York, NY 10021                      211,491                       6.2%

Company's Common Stock                   Dino A Rossi                             57,000                       1.7%

Company's Common Stock                   Donald E. Alguire                        15,470                       0.5%

Company's Common Stock                   John E. Beebe                           19,4392                       0.6%

Company's Common Stock                   Francis X. McDermott                    11,5043                       0.3%

Company's Common Stock                   Kenneth P. Mitchell                       4,758                       0.1%

Company's Common Stock                   Paul F. Mosher                           7,9494                       0.2%

Company's Common Stock                   Carl R. Pacifico                         76,074                       2.2%

Company's Common Stock                   Israel Sheinberg                         10,096                       0.3%

Company's Common Stock                   All present directors
                                         and officers of the
                                         Company as a group
                                         (12 persons)                            453,595                      13.6%

-----------------
1 In accordance with Rule 13d-3(a)(i), the amounts in these columns are calculated upon the assumption that all shares subject to options are outstanding as to those beneficial owners who hold options. Messrs. Rossi, Alguire, Beebe, McDermott, Mitchell, Mosher, Pacifico, Sheinberg and Zweifler hold, respectively, options for 53,600, 6,684, 6,820 5,504, 4,758, 3,949,
   6,820, 6,488 and 6,820 shares. Messrs. Borker, and Vail, officers of the Company, have options in respect of 6,646,and 2,950 shares, respectively. The percent of class is calculated upon a total of outstanding shares plus shares subject to outstanding options.

2  Exclusive of 2,499 shares owned by Mr. Beebe's wife.

3  Owned jointly with his wife.

4  3,000 shares are held by him and his wife as trustees of a family trust.

              APPROVAL OF AMENDMENT OF INCENTIVE STOCK OPTION PLAN

     The Board of Directors has adopted, subject to stockholder approval, an amendment to the ISO Plan, pursuant to which employees are granted options to purchase shares of the Company's common stock.

     Pursuant to the amendment, the number of shares with respect to which such options may be granted would be increased by an additional 200,000 shares from the present 187,500 shares for a total of 387,500 shares. This increase is due primarily to the broader participation of management employees in the ISO Plan. The Board of Directors believes this additional authorization to be an important element in achieving the ISO Plan's objectives of attracting, retaining and motivating employees and promoting stock ownership.

     The amendment would also change the limitations on grants in Section 6 of the ISO Plan, which now reads:

            "6. Limitation of Option Grants. In no case shall the aggregate fair market value (determined as of the time the option is granted) of the Common Stock for which any employee may be granted options under the plan exceed one hundred thousand dollars ($100,000) in any calendar year plus any unused limit carryover to such year (as provided in Section 422 of the Code)."

     so that the limitation of $100,000 will only refer to options which are exercisable for the first time during the calendar year (the limitation, as contained in the Internal Revenue Code). The amendment also authorizes the grant of options in excess of such limitation as non-incentive options. In addition,
Section 162(m) generally disallows a tax deduction to public companies for compensation over $1.0 million accrued with respect to the chief executive officer and the four most highly compensated executive officers in addition to the chief executive officer employed by the company at the end of the applicable year. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. In the case of options, one requirement is that the plan under which the options are granted state a maximum number of shares with respect to which options may be granted to any one participant during a specified period. Accordingly, the ISO Plan would be amended so that no participant may be granted options to purchase more than 100,000 shares in any calendar year. A second requirement is that the plan be approved by stockholders. This requirement was satisfied in connection with the original adoption of the ISO Plan and, if the proposed amendment becomes effective as described herein, will be satisfied with respect to the ISO Plan as amended thereby. Section 6, as amended, would read as follows:

            "6. Limitation of Option Grants. In no case shall the aggregate fair market value (determined as of the time the option is granted) of the Common Stock for which any employee may be granted options exceed one hundred thousand dollars ($100,000) for the calendar year in which such options are exercisable for the first time, provided however, that options in excess of such limitation may be granted but such excess options shall be non-incentive options. In no case shall any employee be granted options to purchase more than 100,000 shares in any calendar year."

     The  affirmative  vote of a majority  of the  outstanding  shares of Common
Stock is needed for approval of the amendment to the Plan. The Board of Directors recommends a vote in favor of approval of the amendment.

            APPROVAL OF AMENDMENT TO STOCK OPTION PLAN FOR DIRECTORS

     The Board of Directors has approved an amendment to the Stock Option Plan (the "Plan") for Directors which would accomplish several things. The amendment is subject to approval of the Company's stockholders.

     Pursuant to the amendment, the number of shares with respect to which such options may be granted would be increased by an additional 400,000 shares from the present 52,000 shares to a total of 452,000 shares. This increase is due primarily to the proposed amendment to include participation for non-employee consultants to the Company and employees not eligible to receive options under the ISO Plan. The Board of Directors believes this additional authorization to be an important element in achieving the Plan's objectives of attracting, retaining and motivating such participants. The amounts of such option grants, unlike options granted to directors and directors emeriti, would be specifically granted pursuant to resolution of the Board of Directors and not in accordance with a fixed formula. In addition, Section 162(m) generally disallows a tax deduction to public companies for compensation over $1.0 million accrued with respect to the chief executive officer and the four most highly compensated executive officers in addition to the chief executive officer employed by the company at the end of the applicable year. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. In the case of options, one requirement is that the plan under which the options are granted state a maximum number of shares with respect to which options may be granted to any one participant during a specified period. Accordingly, the Plan has been amended so that no participant may be granted options to purchase more than 100,000 shares in any calendar year. A second requirement is that the plan be approved by stockholders. This requirement was satisfied in connection with the original adoption of the Plan and, if the proposed amendment becomes effective as described herein, will be satisfied with respect to the Plan as amended thereby.

     The amendment would be accomplished by changing the number of shares available in Section 3 of the Plan to 452,000 shares, and changing Section 4 of the Plan to read as follows:

                  "SECTION 4. Eligibility. Directors and directors emeriti of the Corporation are eligible to receive options under Section 5 of the Plan; other employees and consultants of the Corporation are eligible to receive options under the terms of the Plan (other than Section 5) at the discretion of the Board, in an amount determined by the Board, at an exercise price equal to the reported closing price of the Common Stock on the date of grant of an option and under such other terms not inconsistent with the Plan as the Board may direct. In no case shall any employee be granted options to purchase more than 100,000 shares in any calendar year."

     In addition, in Section 6 of the Plan, after "director emeritus" in line 5 of first paragraph and in line 3 of second paragraph, add "officer or employee" and add a new paragraph under Section 6 reading:

     "If the Optionee was granted options hereunder in his capacity as a consultant, the duration of his options and the conditions of defeasance shall be as the Board directs at the time of grant."

     The vote of a majority of the outstanding shares of the Company is required for approval. The Board recommends a vote in favor of approval.

                       RATIFICATION OF AMENDED 401(k) PLAN

     The Company had a money purchase plan for retirement benefits under which 3.55% of annual remuneration of an employee was contributed to the plan and a 401(k) Plan under which employees could contribute a portion of their pre-tax salary and to which the Company made cash contributions.

     The Company recently combined the plans effective for 1998, and subsequently, into an amended 401(k) Plan which preserves substantially all of the elements of both plans except that the Company's contribution to the 401(k) aspect of the Plan is now in common stock of the Company at fair market value instead of in cash.

     The result is that the participating employees in the 401(k) aspect of the Plan become beneficial owners of the Company's shares.

     Because the recipients of beneficial interests in the Company's common stock include officers subject to Section 16 of the Securities and Exchange Act of 1934 (which affects purchase and sales within a six-month period), but who are exempt from it insofar as plan shares are concerned if the Company's stockholders ratify the plan, the stockholders are being asked to ratify the Plan.

     The full text of the Amended Plan is very extensive, but a summary Plan description is annexed as Exhibit A to this proxy statement. The full text of the Plan available on request from the Company.

     The vote of a majority of the shares present at a meeting at which a quorum is present is required for ratification of the Amended 401(k) Plan. The Board recommends a vote in favor of ratification of the amended Plan.

          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected the Firm of KPMG Peat Marwick LLP to serve as the independent auditors for the Corporation for the fiscal year ending December 31, 1998. Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting of Stockholders, will have the opportunity to make a statement to the stockholders if they desire to do so and are expected to be available to respond to questions raised orally at the meeting.

     Stockholder ratification of the appointment of KPMG Peat Marwick LLP as the independent auditors for the Corporation is not required by the Corporation's Bylaws or otherwise. If the stockholders fail to ratify the appointment, the Board will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board determines that such a change would be in the best interest of the Corporation and its stockholders.

                                  OTHER MATTERS

     At the date of this Proxy Statement, management knows of no other matters or business which will be presented to the meeting for action or consideration. Should any other matter properly come before the meeting, the persons named in the accompanying proxy will vote thereon, according to their best judgment in the interests of the Company.

                              STOCKHOLDER PROPOSALS

     Proposals of stockholders of the Company intended to be submitted for a vote of the stockholders at the 1999 Annual Meeting of the Company must be received by the Company by January 14, 1999 in order to be included in the Company's 1999 Proxy Statement and Proxy.

                            EXPENSES OF SOLICITATION

     The cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies will be solicited, personally or by telephone or telegraph, by officers, directors and regular employees of the Company. The Company will reimburse brokers and others holding stock in their names, or in the names of nominees, for their expenses in sending materials.

                                  ANNUAL REPORT

     The Company's Annual Report to Stockholders for the fiscal year ended December 31, 1997, including financial statements, which Annual Report is not part of this Proxy soliciting material, is being mailed to stockholders concurrently herewith.

     ON WRITTEN REQUEST, THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH RECORD OR BENEFICIAL HOLDER OF THE COMPANY'S COMMON STOCK AS OF APRIL 15, 1998, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997. REQUESTS SHOULD BE ADDRESSED TO SHAREHOLDER RELATIONS, BALCHEM CORPORATION, P.O. BOX 175, SLATE HILL, NEW YORK 10973.

                                              BY ORDER OF THE BOARD OF DIRECTORS

                                              /s/Wallace J. Borker
                                              --------------------
                                              Wallace J. Borker
                                              Secretary

Dated: April 22, 1998

                                                                       Exhibit A



                      B A L C H E M C O R P O R A T I O N

                           401(k)/Profit Sharing Plan

                            Summary Plan Description

                                TABLE OF CONTENTS

                 SECTION 1
                 INTRODUCTION

                          Type of Plan                                    A-1
                          Summary Plan Description                        A-1

                 SECTION 2
                 PLAN ADMINISTRATION

                          Trustee and Administrator                       A-1
                          Other Information                               A-1

                 SECTION 3
                 PLAN PARTICIPATION

                          Eligibility Requirements                        A-1
                          Entry Date                                      A-1

                 SECTION 4
                 CONTRIBUTIONS AND ALLOCATIONS

                          Elective Contributions                          A-1
                          Company Matching Contributions                  A-2
                          Company Profit Sharing Contributions            A-2
                          Rollovers and Transfers                         A-2
                          Definition of Compensation                      A-2
                          Investing in the Plan                           A-2

                 SECTION 5
                 PLAN BENEFITS

                          Retirement and Disability Benefits              A-3
                          Definition of Disability                        A-3
                          Death Benefit                                   A-3
                          Vesting                                         A-3
                          Termination of Employment                       A-3
                          Benefit Claims                                  A-3

                 SECTION 6
                 OTHER INFORMATION

                          Plan Termination                                A-4
                          Non-Alienation                                  A-4
                          Loans                                           A-4
                          Hardship Withdrawal                             A-4
                          Taxation                                        A-4

                 SECTION 7
                 STATEMENT OF ERISA RIGHTS

                          Rights of Participants                          A-5
                          Duties of Fiduciaries                           A-5
                          Enforcement of Right                            A-5

                                    SECTION 1
                                  INTRODUCTION

Type of Plan: Effective January 1, 1998, Balchem Corporation (the Company) has amended its 401(k) employees savings plan and renamed it the Balchem Corporation 401(k)/Profit Sharing Plan (the "Plan"), and has merged the Employee's Money Purchase Pension Plan into this Plan. The continuing purpose of the Plan is to provide retirement benefits to those employees who are eligible to participate in the Plan.

Summary Plan Description: This summary plan description describes in general the essential features of the Plan. Every effort has been made to insure that the information in this summary is correct, but if there are any discrepancies, the provisions of the actual Plan will govern. A copy of the Plan is on file at Balchem Corporation (Slate Hill, N.Y. office) and may be read during normal business hours.

                                    SECTION 2
                               PLAN ADMINISTRATION

Trustee and Administrator: The Plan is administered under a written trust agreement between the Company and the Trustee, The Chase Manhattan Bank, whose address is One Chase Square - 10th Floor, Rochester, NY 14643. The Trustee has been designated to hold and invest Plan assets for the benefit of Plan participants. The Trustee is responsible for investing all amounts allocated to your Account except those amounts which you choose to invest yourself (See Investing in the Plan, pp.3-4). The Company is the Plan Administrator and is responsible for all other matters connected with day to day operation of the Plan. The Company's address is Balchem Corporation, Route 6 and Route 284, P.O. Box 175, Slate Hill, NY 10973; the telephone number is (914)355-5300; and the employer identification number is 13-2578432.

Other Information: The Plan number is 005; the Plan Year (the accounting year) is the calendar year; and the Anniversary Date is January 1st. If it becomes necessary for you to bring legal action against the Plan, all legal papers must be served on either the Company, the Trustee, or the Administrator.

                                    SECTION 3
                               PLAN PARTICIPATION

Eligibility Requirements: If you were a Participant in the Plan on December 31, 1997, you will continue to participate. If you were not a Participant on that date, you will be eligible to enter the Plan as a Participant when you attain age 18 and complete 60 days of continuous service with the Company.

Entry Date: You will actually enter the Plan as a Participant on the first day of the month which coincides with or next follows the day on which you satisfy the eligibility requirements.

                                    SECTION 4
                          CONTRIBUTIONS AND ALLOCATIONS

Contributions:  There are four types of  contributions  which can be made to the
Plan:

     A. Elective Contributions. These are contributions which come from amounts that you choose to have deducted and deferred from your compensation. The amount you elect to defer (Elective Contributions), and any earnings on that amount, will not be subject to federal or state income tax until it is actually distributed to you. This money will, however, be subject to Social Security tax, until your compensation for the year exceeds the Social Security wage base. These funds will be deposited into your Elective Contribution Account. You are always 100% vested in your Elective Contribution Account. See Section 5 for further discussion on vesting.

     If you desire to make Elective Contributions you must notify the Company (on forms the Company will provide) of the percentage amount of your compensation you desire to deposit in the Plan for each payroll period. Elective Contributions may be made in one quarter percentage increments up to a maximum of 15%. In the event your Elective Contributions exceed legal limits, the excess amounts will be returned to you and must be included in your taxable income. You will be given the opportunity to make changes to the amount of your elective contribution on a quarterly basis. You may suspend your election at any time by notifying the Company (on forms the Company will provide) of your intent. Should you elect to suspend your contribution, you will have the opportunity to re-enter the Plan on a quarterly basis.

     The Company may, at its discretion, make Elective Contributions on behalf of all non-highly compensated employees. This is a contribution the Company may make if the Plan is not in compliance with limitations imposed by law.

     B. Company Matching Contributions. These are contributions made by the Company which are directly related to the amount of Elective Contributions made by Plan participants. The Company will contribute a Matching Contribution to the Plan equal to 35% of the dollar amount of each individuals Elective
Contribution. These funds will be deposited into your Matching Contribution Account. The matching Contribution will be made in Company Stock on a monthly basis, valued at the then current market price, and is subject to the vesting schedule described in Section 5.

     C. Company Profit Sharing Contributions. These are contributions which the company may make and are allocated to all eligible Participants, whether they made Elective Contributions or not. Profit Sharing Contributions are restricted to individuals who have completed 1,000 hours of service and are employed on the last day of the Plan Year. There will be a minimum contribution of 3.55% of compensation unless the Company announces a different contribution rate. These funds will be deposited into your Profit Sharing Account and are subject to the vesting schedule described in Section 5.

     D. Rollovers and Transfers. These are distributions you have received from other qualified pension, profit sharing, or 401(k) plans in which you may have participated. The Plan will accept rollovers, direct rollovers, and Plan to Plan transfers, provided such deposits of funds are permissible for a tax qualified retirement plan under the Internal Revenue Code. Your balance in the former Balchem Corporation Employees Money Purchase Pension Plan, if you had a balance as of December 31, 1997, is now included in this segregated account. Note that Money Purchase Pension Plan funds must ultimately be distributed to you in the form of an annuity, if you are not married, or a qualified joint and survivor annuity, if you are married, unless you elect a lump sum distribution. If you are married, your spouse must consent to the election of a lump sum distribution. You are always 100% vested in your Rollover and Transfer Account.

Definition Of Compensation:

     The term Compensation means your total salary, wages and other amounts which are includable in your income for the purposes of income taxes (plus amounts you defer as Elective Contributions) during the Plan year. However, the following will be excluded: reimbursement or other expense allowances, recordable fringe benefits per IRS regulations, severance pay and moving expenses. Your compensation will be recognized for benefit purposes from your date of entry into the Plan.

Investing in the Plan:

Elective Contribution and Company Profit Sharing Accounts:

     You have the right to direct how your Accounts are invested among a choice of mutual funds and/or selected trustee portfolios which are established by the Company. You may, at your discretion, elect new investment splits on future contributions as well as make transfers of previously invested contributions on a daily basis via Chase Manhattan's automated telephone response system. Common Stock of Balchem Corporation will be an investment choice for Elective Contributions and Company Profit Sharing Contributions. Investments in Balchem Corporation common stock will be restricted to a maximum of 10% of your Elective Contribution and Company Profit Sharing Contribution. You may, at any time, transfer funds that you have previously invested in Balchem Corporation common stock to other available investment options. Transfers of previously invested funds into Balchem Corporation common stock is prohibited.

Matching Contribution Account:

     Matching Contributions will be made in Balchem Corporation common stock. You may, at your discretion, transfer any portion of this contribution via Chase Manhattans automated telephone response system to other available investment choices. Transfers of previously invested funds into Balchem Corporation common stock is prohibited.

Rollovers and Transfers Account:

     You have the right to direct how any rollovers from qualified pension, profit sharing, or 401(k) plans as well as your balance in the former Balchem Corporation Employees Money Purchase Pension Plan are invested among a choice of mutual funds and/or selected trustee portfolios which are established by the Company. You may, at your discretion make transfers of previously invested contributions on a daily basis via Chase Manhattans automated telephone response system. Transfers of previously invested funds into Balchem Corporation common stock is prohibited.

     The regular valuation dates for the trust assets will be daily, with written statements issued quarterly. Trust assets will be valued at their fair market value for traded securities.

                                    SECTION 5
                                  PLAN BENEFITS

Retirement And Disability Benefits: When you reach your Normal Retirement Age (age 65) and retire, or if you become disabled prior to reaching your Normal Retirement Age, you will be entitled to receive 100% of your Accounts within 90 days of receipt of all necessary documentation upon your cessation of employment. Your balance in the former Balchem Corporation Employees Money Purchase Pension Plan, if you had a balance as of December 31, 1997, must be distributed to you in the form of an annuity, if you are not married, or a qualified joint and survivor annuity, if you are married, unless you elect a lump sum distribution. If you are married, your spouse must consent to this election.

Definition Of Disability: The term disability means a physical or mental condition arising after you become a Participant that totally and permanently prevents you from engaging in any occupation or employment for compensation.
Whether you are disabled will be decided by a doctor appointed by the Administrator, but you will be deemed to be disabled if you are eligible for (1) total and permanent disability benefits under any long-term disability plan sponsored by the Company, or (2) total and permanent disability benefits under the Social Security Act. You will not be considered disabled if the disability is caused by (1) an intentionally self-inflicted injury or sickness; or (2) an unlawful act or enterprise on your part.

Death Benefit: If you die prior to reaching your Normal Retirement Age, your beneficiary will be entitled to receive 100% of your Account within 90 days of receipt of all necessary documentation following your death. If you are not married, your Account will be paid to your named beneficiary or, if no beneficiary is named, to your estate. However, if you are married, your beneficiary will automatically be your spouse unless he or she waives the benefit entirely, in which case you can name some other beneficiary. The Administrator can provide you with more information on this topic.

Vesting: Vesting is a term that means ownership. It refers to how much of your account you are entitled to at any point in time. Your "vested percentage" in your Profit Sharing and Matching Contributions Account is determined by the following schedule and is based on vesting Years of Service.

                      Years of Service                   % Of Account Vested
                      ----------------                   -------------------

                      Less than 2                                0%

                      2 or more                                100%

     You are always 100% vested in your own Elective Contributions and Rollovers and Transfers Account.

Cessation of Employment: If you should cease to be employed by the Company for any reason other than death, disability or normal retirement, you shall be vested in your Profit Sharing Account and Matching Contributions Account, in accordance with the vesting schedule outlined above.

When your service with the Company ceases, your Benefit will be distributed in one lump sum, payable in cash, but if you are invested in Company Stock, that portion of your Accounts may be paid in the shares of Company Stock in which you have an interest, with cash for fractional shares. Your benefit will ordinarily be paid to you within 90 days of the date you terminated. If the total of all Accounts is less than $5,000, you must be paid as soon as practicable.

Benefit Claims: You can file a claim with the Administrator either orally or in writing, and you will be notified of its disposition within 90 days. If your claim is denied, you can have the denial reviewed by making a written request to the Administrator, which, along with a written statement explaining your position, must be filed within 60 days of the date you were notified in writing that the claim was denied. The Administrator may provide you with a hearing, but in any event must decide on the appeal within 60 days and give you a written notice of the decision.

                                    SECTION 6
                                OTHER INFORMATION

Plan Termination: The Company may amend the Plan at any time. Amendments to the Plan cannot reduce any benefit you are entitled to as of the date of the amendment. Likewise, the Company can terminate this Plan at any time, in which event you will have a 100% vested interest in your Accounts as of the date of termination, and your Accounts will then either be distributed or held in a frozen trust until you would otherwise be entitled to receive a distribution under the terms of the Plan. Upon termination, this Plan's benefits are not insured by the Pension Benefit Guaranty Corporation (PBGC) because the insurance provisions of ERISA do not apply to this particular Plan.

Non-Alienation: Your creditors may not garnish or levy upon your Accounts and you may not sell, transfer, assign, or pledge your Accounts. However, all or some portion of your Accounts may be distributed to someone else pursuant to a qualified domestic relations order, which is a judicial decree that provides for child support, alimony or marital property rights and that recognizes the right of your spouse, former spouse, child or dependent to all or part of your Plan benefits.

Loans:  You may apply,  in writing,  to the Plan  Administrator  for a loan. The
details  of  the  Plan's  loan   program  are  attached  to  this  Summary  Plan
Description.

     Such a loan shall bear interest at a rate equal to the Chase Bank prime rate plus 2%, be secured by your entire vested interest in the fund, if any, and shall be repaid by salary withholding. In no event shall loans in excess of fifty percent (50%) of your Accounts be allowed. The dollar amount of previously outstanding loan balances within the last 12 months may further limit the amount which may be borrowed from the Plan. If you should terminate your employment, die, or become disabled while a Plan loan is outstanding, the total amount of the unpaid loan plus interest will be paid by applying your balance in your Accounts, and the repayment will be taxable income to you or your beneficiary.

Hardship Withdrawal: You may withdraw your Elective Contributions to meet a financial hardship which cannot be met by other resources reasonably available to you. The Company will consider your request and will permit a withdrawal for the amount of your financial hardship set forth in the Plan. You must first borrow the maximum amount under the Plan loan provision. You will be prohibited from contributing to the Plan for 12 months after a hardship withdrawal.

Taxation: Your benefit is subject to income tax when it is paid to you. You may elect to make a "direct rollover" of your benefit to an IRA or another retirement plan. Details concerning taxability will be included with forms sent to you when requesting a distribution of benefits. Advanced copies of this information are available from the Company.

                                    SECTION 7
                            STATEMENT OF ERISA Rights

Rights Of Participants: As a Participant, you are entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974 (ERISA). ERISA provides that all Participants are (1) entitled to examine without charge at the Administrator's office and at other specified locations all Plan documents, including insurance contracts, collective bargaining agreements and copies of all Plan documents filed with the U.S. Department of Labor, such as detailed annual reports; (2) obtain copies of all Plan documents and other information upon written request to the Administrator (who may make a reasonable charge for the copies); (3) receive a summary of the Plan's annual financial report; and (4) obtain a statement telling you your balance in your Accounts as of the date of your request. This statement must be requested in writing, is not required to be given more than once a year, and must be provided free of charge.

Duties Of Fiduciaries: ERISA also imposes duties upon the people responsible for the operation of the Plan. These people, called fiduciaries, have a duty to do so prudently and in the interest of all Participants. No one, including the Company or any other person or entity, may fire you or discriminate against you in any way to prevent you from obtaining a pension benefit or exercising your ERISA rights. If your claim is denied in whole or part, you must receive a written explanation, and you have the right to have the Plan review and reconsider your claim.

Enforcement Of Rights: There are steps you can take to enforce your rights. For instance, if you request materials from the Plan and do not receive them within 30 days, you may file suite in a federal court. If fiduciaries misuse the Plan's money, or if you are discriminated against for asserting your rights, you may seek help from the U.S. Department of labor, or you may file suite in a federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you used to pay the costs and fees. If you lose, the court may order you to pay court costs and legal fees, if; for example, the court finds that your claim was frivolous. If you have questions about the Plan, contact the Administrator. If you have questions about this statement or about your ERISA rights, contact the nearest office of the Pension and Welfare Benefits Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Pension and Welfare Benefits Administration, U.S.

Department of Labor, 200 Constitution Avenue, Washington, D.C. 20210.

                            PARTICIPANT LOAN PROGRAM

                            Effective January 1, 1998

     The following is a description of the Participant Loan Program under the Plan. The Participant Loan Program is administered by the Company.

     1. APPLICATION. The application for a loan is comprised of a letter addressed to the Company signed by the applicant which sets forth the dollar amount of the loan requested, the term of the loan, and the interest rate. The Company will draft the letter for the Participant's signature, upon its determination of those features which are to be offered to the Participant. Assuming the loan is approved, the applicant will be asked to sign a promissory note, promising to repay the loan to the Plan in accordance with certain terms, and a security agreement, pledging the Participant's account balance or Plan benefit for the repayment of the loan. The Participant will be asked to agree to salary withholding to repay the loan, and the loan shall be a self-directed investment of the Accounts to the extent of the outstanding principal and interest. The Participant has the right to repay the loan. There will be a processing fee which will be deducted from loan proceeds prior to payment to you.

     2. APPROVAL/DENIAL. The loan will be approved or denied depending upon the size of the loan requested in relationship to the account balance. Generally, loans will not be permitted if there has been a default on a prior loan, or if the loan amount requested is greater than 50% of the Participant's Account balances in the Plan or if the request is for less than $1,000. However, if no such impediment exists, the loan will be approved.

     3. LIMITATIONS. Loans will be offered as five year level payment monthly installment loans, secured by the Participant's account balance or benefit accrued to date. The total loan amount shall not exceed 50% of the Participant's Account balances, and all loans shall require equal periodic payments each pay day by salary withholding, amortizing the principal due and paying interest thereon. No "balloon" or "negative amortization" loans will be permitted.

     4. RATE OF INTEREST. The interest rate to be charged shall be the prime rate plus 2% in effect at the time the loan is granted.

     5. COLLATERAL. The Company will only require the Participant's Account balances as collateral for a loan.

     6. DEFAULT. It shall be an event of default should a Participant fail to make a required periodic payment and fail to cure the delinquency in payment within the next 90 days. The Company is free to waive defaults where it has received some assurance that delinquent payments will be settled, but in any event must give a notice of default should 90 days pass from payment due date and payment has not been received. It shall also be an event of default if a Participant attempts to assign, alienate, or otherwise dispose of his interest in the collateral which is pledged for the Plan loan. In the event of default, the Company shall immediately foreclose upon the pledged account or accrued benefit of the Participant, preventing any payment of benefits until the entire principal amount and all interest due is returned to the Trust Fund. The Participant shall in all events be given notice of a foreclosure prior to the event, and shall be given the opportunity to redeem the collateral by promptly paying the remaining amount due, plus accumulated interest.

     7. DEATH, DISABILITY, TERMINATION OF EMPLOYMENT. Should a Participant become entitled to payment of his or her Accounts by reason of death, disability or cessation of employment, the amount of the loan outstanding, plus outstanding interest, shall be immediately due and payable. The Company shall cause the outstanding loan and interest to be paid out of the Participant's Accounts prior to distribution to the Participant, and such loan repayment shall be duly reported to the IRS as a taxable "deemed distribution", as required by law.

                                 REVOCABLE PROXY

                               BALCHEM CORPORATION

[ X ] PLEASE MARK VOTES AS IN THIS EXAMPLE

                          PROXY SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS

                 FOR THE ANNUAL MEETING TO BE HELD JUNE 19, 1998

     The undersigned hereby appoints Dino A. Rossi and Wallace J. Borker, and either of them, attorneys and proxies of the undersigned with power of substitution to represent the undersigned at the Annual Meeting of Stockholders of Balchem Corporation to be held on June 19, 1998, and at any adjournments thereof, and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote on all matters coming before said meeting.

1. Election of Directors

   Class 1 Director
   (For a term of three years)

   Carl R. Pacifico and Dino A. Rossi

   [   ] FOR            [   ] WITHHOLD              [   ] FOR ALL EXCEPT

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

--------------------------------------------------------------------------------

2. Approval of Amendment to Incentive Stock Option Plan.

   [   ] FOR           [   ] AGAINST             [   ] ABSTAIN

3. Approval of Amendment to Stock Option Plan for Directors.

   [   ] FOR           [   ] AGAINST             [   ] ABSTAIN

4. Ratification of revised 401(k) plan for employees of the Corporation.

   [   ] FOR           [   ] AGAINST             [   ] ABSTAIN

5. Ratification of the appointment of KPMG Peat Marwick LLP as independent auditors of the Corporation for its fiscal year ending December 31, 1998.

   [   ] FOR           [   ] AGAINST             [   ] ABSTAIN

The proxies are directed to vote as specified and in their discretion all other matters coming before the meeting. If no direction is made, the proxy will vote FOR ALL nominees listed.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD BY JUNE 15, 1998 USING THE ENCLOSED ENVELOPE.

This  Proxy  must  be  signed  exactly  as  name  appears   hereon.   Executors,
administrators, trustees etc., should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.

          Please be sure to sign and date this Proxy in the box below.


--------------------------------------------------------------------------------
                                      Date

--------------------------------------------------------------------------------
                             Stockholder sign above

--------------------------------------------------------------------------------
                         Co-holder (if any) sign above



             Detach above card, sign, date and mail in postage paid
                               envelope provided.

                               BALCHEM CORPORATION

   Should the above signed be present and elect to vote at the Meeting or at any adjournment thereof, and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this Proxy, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect.

   The above signed acknowledges receipt from the Company prior to the execution of this Proxy, of a Notice of the Meeting, a Proxy Statement and the Company's Annual Report to Stockholders.

   Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY